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Exhibit 99.1

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HNC Investor Relations Contact:	HNC Media Contact:	Fair, Isaac Press Contact:
Heidi Flannery President Fi.Comm 503.844.8888. x111	Melinda Bateman PR Manager HNC Software Inc. 858.799.3880	Debbie McGowan Fair, Isaac 415.492-5309 dmcgowan@fairisaac.com

HNC SOFTWARE AND FAIR, ISAAC ANNOUNCE
SIGNING OF MEMORANDUM OF UNDERSTANDING
TO SETTLE PENDING LAWSUIT

SAN DIEGO and SAN RAFAEL, July 18, 2002—HNC Software Inc. (Nasdaq: HNCS) and Fair, Isaac and Company, Incorporated (NYSE: FIC) jointly announced today that HNC and its directors had entered into a memorandum of understanding with counsel for plaintiff in a lawsuit filed in the Superior Court of the State of California for the County of San Diego. The suit was filed on April 30, 2002 and sought to enjoin HNC's proposed merger with a subsidiary of Fair, Isaac. The terms of the settlement contemplated by the memorandum of understanding will not have a material adverse effect on HNC.

Under the terms of the memorandum, HNC and the plaintiffs in the above-named suit have agreed, subject to approval by the court, to enter into a settlement with respect to all claims raised by the plaintiff in the lawsuit. HNC and Fair, Isaac agreed to provide certain information set forth in Attachment "A" to this press release. If the court approves the settlement contemplated in the memorandum, the lawsuit will be dismissed. However, there can be no assurance that the court will approve the proposed settlement or that any ultimate settlement will be under the same terms as those contemplated by the memorandum.

About HNC Software Inc.

HNC is a leading provider of high-end analytic and decision management software that enables global companies to manage customer interactions by converting data and customer transactions into real time recommendations. HNC's proven software empowers Global 2000 companies in the financial services, insurance, telecommunications and other industries to make millions of the right mission-critical customer decisions designed to increase revenues and decrease risk. For more information, visit www.hnc.com.

About Fair, Isaac and Company, Incorporated

Fair, Isaac is the preeminent provider of creative analytics that unlock value for people, businesses and industries. The company's predictive modeling, decision analysis, intelligence management and decision engine systems power more than 14 billion decisions a year. Founded in 1956, Fair, Isaac helps thousands of companies in over 60 countries acquire customers more efficiently, increase customer value, reduce risk and credit losses, lower operating expenses and enter new markets more profitably. Most leading banks and credit card issuers rely on Fair, Isaac's analytic solutions, as do insurers, retailers, telecommunications providers and other customer-oriented companies. Through the www.myfico.com Web site, consumers use the company's FICO(R) scores, the standard measure of credit risk, to manage their financial health. For more information, visit www.fairisaac.com.

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Additional Information and Where You Can Find It

In connection with the proposed acquisition of HNC by Fair, Isaac, Fair, Isaac filed with the Securities and Exchange Commission (the "SEC") on May 29, 2002, a registration statement on Form S-4, as amended on June 14, 2002, that included the joint proxy statement of HNC and Fair, Isaac and prospectus of Fair, Isaac. Fair, Isaac and HNC mailed the definitive proxy statement/prospectus about the transaction to HNC's stockholders on or about June 19, 2002. HNC filed this proxy statement/prospectus with the SEC on June 19, 2002. Investors are advised to read the definitive proxy statement/prospectus, because it contains important information regarding the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by the companies at the SEC's web site at http://www.sec.gov. This and such other documents may also be obtained from Fair, Isaac or HNC by directing such requests to the companies.

HNC and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of HNC with respect to the transactions contemplated by the agreement. Information regarding such officers and directors is included in the registration statement on Form S-4 described above and in HNC's amended Annual Report on Form 10-K/A for the fiscal year ending December 31, 2001, filed with the SEC on March 25, 2002. These documents are available free of charge at the SEC's web site at http://www.sec.gov and from HNC.

Forward Looking Statements

This document contains forward-looking statements regarding Fair, Isaac's and HNC's business and other factors that may affect future earnings or financial results. Our actual results could differ materially from those contained in such forward-looking statements. Reasons for why actual results could differ materially include if HNC is unable to settle the above-referenced lawsuit on favorable terms or at all. Additional information concerning factors that could cause our respective actual results to differ materially from those contained in the forward-looking statements can be found in the definitive proxy statement/prospectus filed by Fair, Isaac and HNC with the SEC, including, without limitation, under the caption "Risk Factors." In addition, Fair, Isaac's and HNC's filings with the SEC, including but not limited to Fair, Isaac's most recent report on Form 10-K filed with the SEC on December 28, 2001 and its reports on Form 10-Q filed on February 14, 2002 and May 15, 2002, and HNC's Forms 10-K and 10-Q filed with the SEC on March 25, 2002 and May 9, 2002, respectively, also identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Copies of filings made with the SEC are available through the SEC's electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov.

Neither Fair, Isaac nor HNC assumes any obligation to update the forward-looking statements included in this document.

Attachment "A"

Pursuant to the memorandum of understanding entered into for the purpose of settling the lawsuit titled Tidwell v. Mutch, et al, filed against the directors of HNC Software Inc. ("HNC") in the Superior Court of the State of California for the County of San Diego in connection with the Agreement and Plan of Merger (the "Merger Agreement") between HNC and Fair, Isaac and Company, Incorporated ("Fair, Isaac") that contemplates the merger of HNC with a Fair, Isaac subsidiary (the "Merger"): (i) Fair, Isaac has agreed to waive its rights to the termination fee payable under the circumstances set forth in Section 8.5(b) of the Agreement and Plan of Merger between Fair, Isaac and HNC to the extent such fee would exceed $20 million, (ii) Fair, Isaac has agreed to waive its rights to the termination fee to which it would be entitled under Section 8.5(b) if the Merger Agreement is terminated by Fair, Isaac under the circumstances described therein and HNC enters into an agreement providing for the acquisition of HNC by another person later than nine months following termination or consummates the transaction more than 15 months following termination and (iii) HNC agreed to provide the following information and disclosures in this press release:

        In connection with HNC's preliminary merger discussions with Fair, Isaac, representatives of Fair, Isaac suggested several tentative proposed exchange ratios during the negotiation of the Merger, all of which were less favorable to HNC stockholders than the final exchange ratio agreed to by the parties. Prior to entering into its Merger Agreement with Fair, Isaac, HNC also conducted business combination discussions with two separate New York Stock Exchange-listed companies identified as "Company A" and "Company B" in the joint proxy statement/prospectus of HNC and Fair, Isaac dated June 17, 2002, which has been distributed to HNC's and Fair, Isaac's stockholders to seek their approval of the Merger ("joint proxy statement"). As part of its earlier discussions with Company A, HNC had indicated to Company A that certain prices for HNC stock would likely not be deemed adequate by HNC's board. The management of Company A proposed prices for an acquisition of HNC, subject to the completion of negotiations, but never proposed a price that had been approved by Company A's board of directors. Company A's board of directors ultimately did not authorize Company A to make an offer for a business combination with HNC. Company B did not engage in discussions with HNC regarding a proposed price or exchange ratio.

        The joint proxy statement states that, at an HNC board meeting held on April 9, 2002, the Finance Committee of HNC's board advised the other HNC directors that Fair, Isaac might withdraw from negotiations if HNC did not satisfy Fair, Isaac's desire to conclude the due diligence process and reach an agreement promptly. This comment reflected the fact that Fair, Isaac had proceeded with its due diligence investigation of HNC more quickly than other potential strategic partners and that Fair, Isaac had indicated that it was unwilling to continue to make the considerable efforts necessary to reach an agreement if HNC was not similarly motivated. As indicated in the joint proxy statement, on April 12, 2002, HNC's board nevertheless decided to delay negotiations with Fair, Isaac to give HNC more time to receive and evaluate any competing acquisition proposals.

        In estimating the present value of the stand-alone, unlevered after-tax free cash flows that HNC could generate over calendar years 2002 through 2007, Credit Suisse First Boston assumed revenue growth decreasing from 16% in calendar year 2003 to 10% in calendar year 2007, operating margins increasing from 13% in calendar year 2003 to 17% in calendar year 2007, and a constant tax rate of 37.5%. A terminal value was computed at the end of calendar year 2006 based on a multiple of forward (calendar year 2007) unlevered net income ranging from 15 to 25, based on lower earnings growth trajectory in out years).

        Pursuant to the terms of the Merger Agreement between HNC and Fair, Isaac, Fair, Isaac has agreed, effective upon completion of the Merger, to add two new directors to its board of directors who are either members of HNC's board of directors or other individuals designated by Fair, Isaac who are reasonably acceptable to HNC. Fair, Isaac has advised HNC that it expects to name two current HNC directors to the Fair, Isaac board and Fair, Isaac's nominating committee plans to interview potential candidates and make a recommendation to the Fair, Isaac board in the near future. John Mutch will not join the combined company as either a director or officer following the Merger.

        As disclosed in the joint proxy statement, if the Merger occurs, certain executive officers of HNC will become entitled to receive full acceleration of the vesting of all their outstanding unvested HNC stock options. Also, if the Merger occurs all then outstanding unvested HNC stock options held by HNC's outside directors under HNC's 1995 Directors Stock Option Plan will accelerate and vest in full. The nature and extent of these option accelerations are described in the joint proxy statement in the section entitled "Interests of Certain Persons in the Merger." Set forth below are two tables that provide additional detail about the estimated value of the accelerated and already vested options based on assumptions set forth in the following table or in the footnotes to the table.

  Estimated Value of Stock Options to HNC Executive Officers if the Merger Occurs

        The following table summarizes the estimated value of certain benefits that will accrue to certain HNC executive officers, based on the assumptions and estimates explained in the footnotes following this table:

	Column 1	Column 2
Officer	Estimated Value of Accelerated Options(1)	Estimated Value of Already Vested Options(2)
John Mutch (Chief Executive Officer)	$847,877	$806,036
Mary Burnside (Chief Operating Officer)	$166,080	$83,040
Michael Chiappetta (Executive Vice President, Analytics)	$168,891	$217,100
Charles Nicholls (Executive Vice President, Software Products)	$139,092	$34,773
Kenneth J. Saunders (Chief Financial Officer)	$245,306	$74,634

(1)
The value of each officer's accelerated stock options as set forth in Column 1 of the above table is an estimate only and was computed based on the following assumptions: (a) that the option holdings of each executive officer as of July 9, 2002 is the same as each such executive officer's option holdings on the day the Merger occurs, (b) that the fair market value per share of Fair, Isaac common stock on the date the Merger occurs is $32.00 per share (this price was the closing price of Fair, Isaac common stock on July 12, 2002). Assuming the Merger had closed on July 9, 2002, the number of unvested stock options for each executive officer that would accelerate and become vested would be as follows: John Mutch—434,462 accelerated options; Mary Burnside 139,585 accelerated options; Michael Chiappetta—53,414 accelerated options; Charles Nicholls—80,000 accelerated options; and Kenneth J. Saunders—142,198 accelerated options. For purposes of this table, the value of each accelerated option is assumed to be equal to the dollar amount obtained by multiplying: (i) the number of HNC shares that become exercisable as a result of acceleration of the vesting of the option multiplied by 0.519 (the exchange ratio at which outstanding HNC options are to be converted into Fair, Isaac options under the Merger Agreement) by (ii) the amount (if positive) equal to the difference between (a) $32.00 (the closing market price of Fair, Isaac common stock on July 12, 2002, which for purposes of this table is assumed to be the fair market value of Fair, Isaac common stock on the date the Merger is completed) and (b) the exercise price per HNC share of the accelerated HNC option divided by 0.519. Thus, under these assumptions, the value of the accelerated portion of an HNC option under which the right to purchase 10,000 HNC shares at an exercise price of $14.00 per HNC share accelerated, would be deemed to have a value of $26,105 (this is (10,000 x 0.519) x ($32.00-$14.00/0.519). The total value of each officer's accelerated options as set forth in the above table is the sum of the "value" (computed as described above) of each accelerated option held by that officer.

(2)
The value of each officer's currently vested options is an estimate only and, for purposes of this table, has been assumed to be the product obtained by multiplying (i) the number of HNC shares subject to the officer's HNC options that would be vested (regardless of acceleration) on July 9, 2002 multiplied by 0.519 by (ii) the amount (if positive) equal to the difference between (a) $32.00 (the closing market price of Fair, Isaac common stock on July 12, 2002, which for purposes of this table is assumed to be the fair market value of Fair, Isaac common stock on the date the Merger is completed) and (b) the exercise price per HNC share of the vested HNC option divided by 0.519.

  Estimated Value of Stock Options to HNC Outside Directors if the Merger Occurs

        The following table summarizes the estimated value of HNC stock options held by outside HNC directors that will accelerate upon the completion of the proposed Merger, based on the assumptions and estimates explained in the footnote following this table:

	Column 1	Column 2
Director	Estimated Value of Accelerated Options(1)	Estimated Value of Already Vested Options(2)
Edward K. Chandler	$28,456	$81,757
David Y. Chen	$84,067	$84,084
Thomas F. Farb	$28,456	$81,757
Alex W. Hart	$21,830	$99,573
Louis A. Simpson	-0-	-0-

(1)
The value of each outside director's accelerated stock options as set forth in the above table is an estimate only and was computed based in the same manner and with the same assumptions as described in note (1) to the above table (regarding computation of the value of accelerated stock options of HNC executive officers). The value was based on an assumption that the Merger is completed (and the options accelerate as of) July 9, 2002, in which case the number of accelerated stock options for each outside HNC director would be as follows: Edward K. Chandler—11,656 options; David Y. Chen—16,874 options; Thomas F. Farb—11,656 options; Alex W. Hart—25,781 options; and Louis A. Simpson—30,000 options.

(2)
The value of each outside director's already vested HNC stock options as set forth in the above table is an estimate only and was computed based in the same manner and with the same assumptions as described in note (2) to the above table (regarding computation of the value of already vested stock options of HNC officers).

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  Exhibit 99.1
For more information
HNC SOFTWARE AND FAIR, ISAAC ANNOUNCE SIGNING OF MEMORANDUM OF UNDERSTANDING TO SETTLE PENDING LAWSUIT
About HNC Software Inc.
About Fair, Isaac and Company, Incorporated
Attachment "A"